FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           HIGHWOODS PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              Maryland                                     56-1871668
      (STATE OF INCORPORATION                           (I.R.S. EMPLOYER
          OR ORGANIZATION)                             IDENTIFICATION NO.)

   3100 Smoketree Court, Suite 600,
       Raleigh, North Carolina                                27604
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.         |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                              Name of Each Exchange on Which
  Title of Each Class to be so Registered     Each Class is to be Registered
         8% Series B Cumulative                New York Stock Exchange, Inc.
       Redeemable Preferred Shares


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      None.



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ITEM 1.  Description of Registrant's Securities to be Registered.

         A description of the 8% Series B Cumulative Redeemable Preferred Shares of Highwoods Properties, Inc. (the "Registrant"), is set forth under the caption "Description of Series B Preferred Shares" on page S-21 through S-24 of the prospectus supplement dated September 22, 1997, which prospectus supplement has been filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and made a part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-31183). Such description shall be deemed to be incorporated by reference in this Registration Statement.

ITEM 2.  Exhibits.

1. Amended and Restated Articles of Incorporation of the Registrant (filed on the Registrant's Registration Statement on Form S-11, File no. 33-76952, and incorporated herein by reference).

2. Form of Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company designating the terms of the 8% Series B Cumulative Redeemable Preferred Shares registered hereby.

3. Amended and Restated Bylaws of the Registrant (filed on the Registrant's Registration Statement on Form S-11, File no. 33-76952, and incorporated herein by reference).

4. Specimen certificate representing the 8% Series B Cumulative Redeemable Preferred Shares registered hereby.

5. Specimen certificate representing shares of Common Stock (filed on the Registrant's Registration Statement on Form S-11, File no. 33-76952, and incorporated herein by reference).


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 25th day of September, 1997.


                                        HIGHWOODS PROPERTIES, INC.


                                        By:   /s/  Mack D. Pridgen III
                                              Mack D. Pridgen III
                                              Vice President and General Counsel


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